UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 10, 2009
AXSYS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16182	11-1962029

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut		06067

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (860) 257-0200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events
     On August 10, 2009, Axsys Technologies, Inc., a Delaware corporation (“Axsys”), issued a press release which included an announcement that Axsys had been granted early termination of the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in conjunction with its proposed acquisition by General Dynamics Advanced Information Systems.
*      *      *
Forward-Looking Statements
     This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Actual results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation: the failure of Axsys’ stockholders to approve the merger; and the risk that the merger may not be completed in the time frame expected by the parties or at all. Additional information regarding factors that may affect future results are described in the companies’ filings with the Securities and Exchange Commission, including, without limitation, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they were made. Axsys does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of the press release.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release of Axsys Technologies, Inc. dated August 10, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXSYS TECHNOLOGIES, INC.
By:	/s/ David A. Almeida
	Name:	David A. Almeida
	Title:	Chief Financial Officer

Date: August 10 , 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of Axsys Technologies, Inc. dated August 10, 2009.